Exhibit 99.77I


Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT MUNICIPAL INCOME FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Municipal Income Funds, Inc. (the "Corporation"), dated April 23, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 42 to Lord Abbett Municipal Income Fund (the "Fund") Registration Statement filed on April 27, 2007. The Amendment classified and reclassified authorized but unissued and unclassified shares of the Corporation as class Y of one of the Corporation's ten series: Lord Abbett National Tax-Free Fund.


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Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT MUNICIPAL INCOME FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Municipal Income Funds, Inc. (the "Corporation"), dated July 31, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 43 to Lord Abbett Municipal Income Fund (the "Fund") Registration Statement filed on September 12, 2007. The Amendment established a new series of shares of the Corporation as class F of the Fund designated to all series of the Fund except the following series: Lord Abbett Minnesota Tax-Free Fund; Lord Abbett Texas-Tax Free Fund, and "Lord Abbett Washington Tax-Free Fund.

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Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT MUNICIPAL INCOME FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Municipal Income Funds, Inc. (the "Corporation"), dated August 30, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 43 to Lord Abbett Municipal Income Fund (the "Fund") Registration Statement filed on September 12, 2007. The Amendment renamed all of the issued and unissued shares of Class Y shares as Class I shares for one of the Corporation's ten series: Lord Abbett National Tax-Free Income Fund.